Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Natural Gas Services Group, Inc.
Midland, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 17, 2025, relating to the consolidated financial statements of Natural Gas Services Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the effectiveness of internal control over financial reporting of Natural Gas Services Group, Inc..

/s/ Ham, Langston & Brezina, LLP

Houston, Texas
June 27, 2025